Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2022 Financial Results

Full Year Net Sales of $653.3 million

Strong financial position with $250.0 million of liquidity

Fourth quarter Net Sales of $241.8 million; diluted EPS of $0.23

MOUNT HOREB, WI - March 9, 2023 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended January 29, 2023.

Highlights for the Fourth Quarter Ended January 29, 2023

•	Net sales of $241.8 million compared to $270.8 million in the prior-year fourth quarter
•	Strategic investment in a new automated Southeast fulfillment center that is on time and on budget
•	Strength of the Women’s business continued with positive sales growth
•	Well balanced inventory composition driven by intentional pull forward of spring receipts
•	Adjusted EBITDA[1] of $20.6 million; reflects 8.6% of net sales

Highlights for the Fiscal Year Ended January 29, 2023

•	Net sales of $653.3 million compared to $698.6 million in the prior year
•	AKHG sub-brand expanded with the introduction of Women’s collection
•	Strategic investment to re-platform website with next generation of e-commerce architecture
•	Healthy balance sheet and increased liquidity with expanded line of credit of $200 million
•	Adjusted EBITDA[1] of $43.5 million

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “While we are not satisfied with our financial performance for the year, we finished the fourth quarter with good momentum and continue to see great progress in our AKHG outdoor recreation brand and our Women’s business overall, both posting positive sales growth for the quarter and full year. We ended the year with well-balanced inventories purposefully receiving new spring goods earlier to capture the seasonal transition business. Building on the momentum in our women’s business, we have elevated and expanded on our multi-year successful garden collection featuring new colors, prints and benefits, as well as new gear for those that take on life with their own two hands.

The launch of our AKHG Lost Lake swim collection for Men and Women is capturing our customers’ interest. Our stylish patterns anchored on the purpose of providing necessary sun protection and fast drying fabrication features are resonating across genders, further cementing Duluth Trading Company as a true co-gender lifestyle brand.”

Sato concluded, “Fiscal 2022 was a dynamic and challenging year. In the face of many cross currents, our teams remained agile and flexible navigating with an unwavering focus on servicing our customers day-in and day-out while controlling the areas of the business that were in our control. I am truly grateful for the hard work and dedication across our entire organization.”

Operating Results for the Fourth Quarter Ended January 29, 2023

Net sales decreased 10.7% to $241.8 million, compared to $270.8 million in the same period a year ago. Retail store net sales decreased by 8.2% to $83.6 million due to slower store traffic, partially offset by continued strong conversion rates.  Direct-to-consumer net sales decreased by 12.0% to $158.1 million compared to the fourth quarter last year.

Net sales in store markets decreased 10.3%, to $167.1 million, compared to $186.3 million in the same period a year ago. Net sales in non-store markets decreased 11.8%, to $72.7 million, compared to $82.5 million in the same period a year ago.

Women’s apparel net sales increased 1.7% due to continued strength in the AKHG collection. This increase was offset by a 14.1% decrease in Men’s apparel net sales.

Gross profit decreased 15.0% to $123.8 million, or 51.2% of net sales, compared to $145.7 million, or 53.8% of net sales, in the corresponding prior-year period. The decrease in gross profit margin rate was due to a lower mix of full price sales, coupled with deeper discounts as a response to the heavily promotional fourth quarter industry environment.

Selling, general and administrative expenses decreased 6.8% to $113.2 million, compared to $121.4 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 46.8%, compared to 44.9% in the corresponding prior-year period.

The decrease in selling, general and administrative expenses was primarily due to a prudent pull back of spend  during this promotional industry environment and period of uncertain customer demand.

The effective tax rate related to controlling interest was  25%  in both the current and prior year periods.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $45.5 million, net working capital of $107.9 million, no outstanding Duluth Trading bank debt and $31.5 million of fiscal 2022 capital expenditures, inclusive of $8.7 million of investments in software hosting implementation costs, which are included in Prepaid expenses & other current assets on the Company’s Consolidated Balance Sheets.

End of year inventory of $154.9 million represented an increase of 26.3% compared to the prior year. This increase was due to the planned pull forward of spring 2023 receipts in the fourth quarter to avoid any supply chain constraints. As compared to Q4 2020, inventory increased $5.9 million, or 3.9%.

Fiscal 2023 Outlook

The Company provided the following fiscal 2023 outlook:

•	Net sales in the range of $645 million to $660 million
•	Adjusted EBITDA[1] in the range of $47 million to $49 million
•	EPS in the range of $0.02 to $0.08 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $55 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  March 9, 2023 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through March 17, 2022: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 6209618
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10175114/f5af6dd17a and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA),  Free Cash Flow and Forecasted Adjusted EBITDA. See attached table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended January 29, 2023, versus the three months and fiscal year ended January 30, 2022, “Free Cash Flow” as a liquidity measure for the fiscal years ended January 29, 2023 and January 30, 2022 and “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA” for a forecasted reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the fiscal year ended January 28, 2024.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Management believes Free Cash Flow is a useful measure of performance as an indication of an organization’s financial strength and provides additional perspective on the ability to efficiently use capital in executing growth strategies. Free Cash Flow is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and the ability to generate cash. Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such measurements are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2023 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; adapting to declines in consumer confidence, inflation and decreases in consumer spending; the prolonged effects of economic uncertainties on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores and direct sales to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio and to successfully open new stores; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	January 29, 2023	January 30, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$45,548	$77,051
Receivables	6,041	5,455
Inventory, net	154,922	122,672
Prepaid expenses & other current assets	19,386	17,333
Prepaid catalog costs	—	10
Total current assets	225,897	222,521
Property and equipment, net	108,332	110,078
Operating lease right-of-use assets	131,753	120,911
Finance lease right-of-use assets, net	47,206	50,133
Available-for-sale security	5,539	6,554
Other assets, net	8,727	5,353
Total assets	$527,454	$515,550
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$56,547	$45,402
Accrued expenses and other current liabilities	40,815	47,504
Income tax payable	1,761	6,814
Current portion of operating lease liabilities	15,571	12,882
Current portion of finance lease liabilities	2,842	2,701
Current maturities of Duluth long-term debt	—	—
Current maturities of TRI long-term debt[1]	768	693
Total current liabilities	118,304	115,996
Operating lease liabilities, less current portion	117,366	107,094
Finance lease liabilities, less current portion	37,425	40,267
Duluth long-term debt, less current maturities	—	—
TRI long-term debt, less current maturities[1]	25,913	26,608
Deferred tax liabilities	1,249	2,867
Total liabilities	300,257	292,832
Treasury stock	(1,459)	(1,002)
Capital stock	98,842	95,515
Retained earnings	133,172	130,868
Accumulated other comprehensive income	(148)	489
Total shareholders' equity of Duluth Holdings Inc.	230,407	225,870
Noncontrolling interest	(3,210)	(3,152)
Total shareholders' equity	227,197	222,718
Total liabilities and shareholders' equity	$527,454	$515,550

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	January 29, 2023	January 30, 2022	January 29, 2023	January 30, 2022
Net sales	$241,766	$270,761	$653,307	$698,584
Cost of goods sold (excluding depreciation and amortization)	117,923	125,056	309,872	321,260
Gross profit	123,843	145,705	343,435	377,324
Selling, general and administrative expenses	113,160	121,446	337,204	333,225
Operating income	10,683	24,259	6,231	44,099
Interest expense	930	1,327	3,653	4,717
Other income, net	196	248	376	55
Income before income taxes	9,949	23,180	2,954	39,437
Income tax expense	2,478	5,839	708	9,887
Net income	7,471	17,341	2,246	29,550
Less: Net income (loss) attributable to noncontrolling interest	24	(18)	(58)	(152)
Net income attributable to controlling interest	$7,447	$17,359	$2,304	$29,702
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,811	32,494	32,772	32,618
Net income per share attributable to controlling interest	$0.23	$0.53	$0.07	$0.91
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,811	32,665	32,991	32,851
Net income per share attributable to controlling interest	$0.23	$0.53	$0.07	$0.90

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	January 29, 2023	January 30, 2022
Cash flows from operating activities:
Net income	$2,246	$29,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,810	29,225
Stock-based compensation	2,711	2,198
Deferred income taxes	(1,403)	(5,483)
Loss on disposal of property and equipment	1,392	398
Changes in operating assets and liabilities:
Receivables	(586)	(3,185)
Inventory	(32,250)	26,380
Prepaid expense & other assets	869	(2,438)
Software hosting implementation costs, net	(6,121)	(4,701)
Deferred catalog costs	10	1,004
Trade accounts payable	12,685	10,481
Income taxes payable	(5,053)	(765)
Accrued expenses and deferred rent obligations	(11,768)	9,865
Other	(365)	(845)
Noncash lease impacts	1,195	297
Net cash (used in) provided by operating activities	(5,628)	91,981
Cash flows from investing activities:
Purchases of property and equipment	(22,833)	(10,352)
Principal receipts from available-for-sale security	164	147
Change in other assets	28	55
Net cash used in investing activities	(22,641)	(10,150)
Cash flows from financing activities:
Proceeds from line of credit	—	5,000
Payments on line of credit	—	(5,000)
Proceeds from delayed draw term loan	25,000	—
Payments on delayed draw term loan	(25,000)	(48,250)
Payments on TRI long term debt	(692)	(623)
Payments on finance lease obligations	(2,701)	(2,559)
Shares withheld for tax payments on vested restricted stock	(457)	(374)
Other	616	442
Net cash used in financing activities	(3,234)	(51,364)
Increase in cash and cash equivalents	(31,503)	30,467
Cash and cash equivalents at beginning of period	77,051	46,584
Cash and cash equivalents at end of period	$45,548	$77,051

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 29, 2023	January 30, 2022	January 29, 2023	January 30, 2022
Net income	$7,471	$17,341	$2,246	$29,550
Depreciation and amortization	7,864	7,403	30,810	29,225
Amortization of internal-use software hosting subscription implementation costs	1,189	545	3,392	1,797
Interest expense	930	1,327	3,653	4,717
Income tax expense	2,478	5,839	708	9,887
EBITDA (non-GAAP)	$19,932	$32,455	$40,809	$75,176
Stock based compensation	711	586	2,711	2,198
Adjusted EBITDA (non-GAAP)	$20,643	$33,041	$43,520	$77,374

DULUTH HOLDINGS INC.

Free Cash Flow

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	January 29, 2023	January 30, 2022
(in thousands)
Net cash (used in) provided by operating activities	$(5,628)	$91,981
Purchases of property and equipment	(22,833)	(10,352)
Free Cash Flow (non-GAAP)	$(28,461)	$81,629

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ended January 28, 2024

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$600	$2,500
Depreciation and amortization	33,000	33,000
Amortization of internal-use software hosting subscription implementation costs	4,000	4,000
Interest expense	5,200	4,500
Income tax expense	200	850
EBITDA (non-GAAP)	$43,000	$44,850
Stock based compensation	4,000	4,150
Adjusted EBITDA (non-GAAP)	$47,000	$49,000